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                                                                    Exhibit 99.1

                                    CITICORP

  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JULY 22,
                                     1998.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITICORP
                   399 PARK AVENUE, NEW YORK, NEW YORK, 10043

    The undersigned hereby appoints John S. Reed, Paul J. Collins and William R. Rhodes, and each of them, as proxies of the undersigned, with full power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Citicorp, a Delaware corporation, to be held at 399 Park Avenue, New York, New York 10043 on Wednesday, July 22, 1998, at 3:00 p.m., local time, and at any and all adjournments and postponements thereof (the "Special Meeting"), and, in connection therewith, to vote and represent all of the shares of common stock of Citicorp which the undersigned would be entitled to vote in any capacity if personally present at the Special Meeting. Said proxies, and each of them, shall have all the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

    YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW INSTRUCTIONS FOR VOTING BY TELEPHONE SET FORTH ON THE REVERSE SIDE OF THIS CARD.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL (THE "PROPOSAL").

    PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 5, 1998, BY AND BETWEEN CITICORP AND TRAVELERS GROUP INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY.

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
  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN
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         (Continued, and to be signed and dated, on the reverse side.)
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    Each of the above-named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder with respect to the Proposal and in the discretion of the proxies hereunder on any other business as may properly come before the Special Meeting. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" THE PROPOSAL.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Joint Proxy Statement/Prospectus (with all enclosures and attachments) dated June 11, 1998, relating to the Special Meeting.

                                            Dated:                        , 1998

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                                            ------------------------------------

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                                                        SIGNATURE(S)

                                            NOTE: Please sign this proxy exactly
                                            as your name appears hereon. Joint
                                            owners should each sign personally.
                                            Attorneys, administrators, trustees,
                                            guardians and others signing in a
                                            representative or fiduciary capacity
                                            should indicate this capacity. An
                                            authorized officer may sign on
                                            behalf of a corporation and should
                                            indicate the name of the corporation
                                            and his or her capacity.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR VOTING BY TELEPHONE SET FORTH ON THE REVERSE SIDE OF THIS CARD.
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                        REGISTER YOUR VOTE BY TELEPHONE

        Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        WHEN REGISTERING YOUR VOTE BY TELEPHONE, YOU WILL BE ASKED TO ENTER THE NUMBER LOCATED IN THE BOX MARKED "CONTROL NUMBER." YOU WILL THEN HEAR THESE
INSTRUCTIONS:

        -      To vote FOR the Proposal, press 1;

        -      To vote AGAINST the proposal, press 9;

        -      To ABSTAIN, press 0

          WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

          IF YOU VOTE BY TELEPHONE DO NOT MAIL BACK YOUR PROXY

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CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
  1-800-690-6903 - ANYTIME                                    CONTROL NUMBER
  THERE IS NO CHARGE TO YOU FOR THIS
  CALL.
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